UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2024

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 7, 2024, Avalon GloboCare Corp., a Delaware corporation (the “Company”) held the Company’s virtual 2024 annual meeting of stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting were: (i) the election of directors, (ii) the ratification of the appointment of the Company’s independent registered public accounting firm, (iii) to approve the issuance of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in excess of 19.99% of the outstanding Common Stock with respect to the securities purchase agreement and related transaction documents entered into by the Company on or around June 5, 2024, (iv) the approval of an amendment to the amended and restated certificate of incorporation (the “Certificate of Incorporation”) to effectuate a reverse stock split of the Company’s Common Stock, at a ratio of no less than 1-for-2 and no more than 1-for-15 (the “Reverse Stock Split”), with such ratio to be determined at the sole discretion of the Board of Directors of the Company (the “Board”), (v) the approval of an amendment to the Certificate of Incorporation to decrease the number of shares of Common Stock available for issuance thereunder from 490,000,000 shares to 100,000,000 shares (the “Decrease in Authorized Shares”), and (vi) the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers.

The voting results for each item of business voted upon at the Annual Meeting were as follows:

1.	The votes cast with respect to the proposal to elect Wenzhao Lu, David Jin, M.D., Ph.D., Lourdes Felix, Steven A. Sanders, William B. Stilley, III, Wilbert J. Tauzin II, and Tevi Troy as directors of the Company to hold office until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal were as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Wenzhao Lu	6,856,371	74,741	2,429,505
David Jin, M.D., Ph.D.	6,874,679	56,433	2,429,505
Lourdes Felix	6,852,278	78,834	2,429,505
Steven A. Sanders	6,845,144	85,968	2,429,505
William B. Stilley, III	6,807,822	123,290	2,429,505
Wilbert J. Tauzin II	6,856,961	74,151	2,429,505
Tevi Troy	6,844,196	86,916	2,429,505

The stockholders elected each nominee as a director of the Company.

2.	The votes cast with respect to the proposal to ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024, were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,250,235	104,610	5,772	-

The stockholders approved the proposal to ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

3.	The votes cast with respect to the proposal to approve the potential issuance of shares of the Company’s common stock in excess of 19.99% of our outstanding common stock pursuant to Nasdaq listing rules, with respect to the securities purchase agreement and related transaction documents entered into by the Company on or around June 5, 2024, were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,785,876	143,208	2,028	2,429,505

The stockholders approved the proposal for the potential issuance of shares of the Company’s common stock in excess of 19.99% of our outstanding common stock pursuant to Nasdaq listing rules, with respect to the securities purchase agreement and related transaction documents entered into by the Company on or around June 5, 2024.

4.	The votes cast with respect to the proposal to approve the amendment of the Company’s amended and restated certificate of incorporation, as amended, to effectuate a reverse stock split of the Company’s outstanding shares of common stock, at a ratio of no less than 1-for-2 and no more than 1-for-15, with such ratio to be determined at the sole discretion of the Board, were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,046,340	312,462	1,815	-

The stockholders approved the proposal to approve the Reverse Stock Split.

5.	The votes cast with respect to the proposal to approve the amendment of the Certificate of Incorporation, which approval is contingent upon stockholder approval of, and the effectuation of, the Reverse Stock Split, to reduce the total number of authorized shares of our common stock from 490,000,000 shares to 100,000,000 shares, were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,048,074	307,947	4,596	-

The stockholders approved the proposal to approve the Decrease in Authorized Shares.

6.	The votes cast with respect to the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,821,344	107,329	2,439	2,429,505

The stockholders approved the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: October 11, 2024	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer

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